Exhibit 99.4

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial statement information set forth below is presented to reflect the pro forma effects of the following transactions (collectively, the “Transactions”) as if they occurred on the dates indicated:

•

The March 2, 2007 merger of a wholly-owned subsidiary of Valassis Communications, Inc. (“Valassis”) into ADVO, Inc. (“ADVO”) in exchange for an amount in cash equal to $ 33.02 for each outstanding share of ADVO’s common stock;

•	Valassis’ concurrent sale of $540.0 million of 8 1/4% Senior Notes due 2015;

•	Valassis’ concurrent entering into a new $ 870.0 million senior secured credit facility;

•	the repayment of all existing ADVO debt;

•	the payment of related fees and expenses; and

•	the use of the proceeds from the sale of the notes’ together with a portion of Valassis’ available cash and initial borrowings under Valassis’ new senior secured credit facility.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2006 gives effect to the Transactions as if they occurred on January 1, 2006. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2006 was derived by (A) adding financial results from (i) Valassis’ historical audited consolidated statement of income for the year ended December 31, 2006, which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the United States Securities and Exchange Commission (the “SEC”) on February 13, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on February 28, 2007, (ii) ADVO’s historical audited consolidated statement of operations for the year ended September 30, 2006, which is filed as Exhibit 99.3 to this Current Report on Form 8-K/A; and (iii) ADVO’s unaudited consolidated statement of operations for the three months ended December 30, 2006, which is filed as Exhibit 99.2 to this Current Report on Form 8-K/A, and (B) subtracting financial results from ADVO’s unaudited consolidated statement of operations for the three months ended December 24, 2005, which is filed as Exhibit 99.2 to this Current Report on Form 8-K/A, and gives effect to the unaudited pro forma adjustments necessary to account for the Transactions.

The unaudited pro forma condensed combined balance sheet as of December 31, 2006 has been prepared as if the Transactions occurred on December 31, 2006. The unaudited pro forma condensed combined balance sheet as of December 31, 2006 combines Valassis’ historical audited consolidated balance sheet as of December 31, 2006, which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on February 13, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on February 28, 2007, and ADVO’s historical unaudited consolidated balance sheet as of December 30, 2006, which is filed as Exhibit 99.2 to this Current Report on Form 8-K/A, and gives effect to the unaudited pro forma adjustments necessary to account for the Transactions.

The ADVO acquisition is being accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. Accordingly, ADVO’s operating results have been included in Valassis’ operating results since the closing of the transaction on March 2, 2007.

The pro forma adjustments related to the ADVO acquisition are based on an analysis of intercompany revenues and associated costs, estimated interest expense and income taxes. In addition, Valassis performed an assessment of purchase price allocations by identifying intangible assets and estimating the fair market value of intangible and tangible assets, including mailing lists, customer contracts, customer relationships, trademarks/tradenames, property and equipment. Valassis also made adjustments to certain tax assets and liabilities and accrued expenses. Differences between the preliminary and final purchase price allocations could have a material impact on the accompanying unaudited pro forma condensed combined financial statement information and Valassis’ future results of operations and financial position. A final determination of the purchase price allocation, which is still in progress, will be based on actual, tangible and identifiable intangible assets of ADVO that existed on the date of completion of the merger.

The unaudited pro forma condensed combined financial statement information is based on, and should be read together with: (1) Valassis’ consolidated financial statements as of and for the year ended December 31, 2006, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC on February 13, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on February 28, 2007; and (2) ADVO’s consolidated financial statements as of and for the year ended September 30, 2006, which are filed as Exhibit 99.3 to this Current Report on Form 8-K/A, ADVO’s unaudited consolidated financial statements as of and for the three months ended December 30, 2006, which are filed as Exhibit 99.2 to this Current Report on Form 8-K/A, and ADVO’s unaudited consolidated financial statements as of and for the three months ended December 24, 2005, which are filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial statement information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved had the Transactions occurred on the dates indicated, or of the financial position or results of operations that may be attained by the combined company in the future.

VALASSIS COMMUNICATIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Year Ended December 31, 2006

	Historical Valassis(1)	“Adapted” ADVO(2)	Merger Adjustments		Valassis Pro Forma
	(Dollars in thousands)
Revenues	$1,043,491	$1,469,591	$(8,381	)(3)	$2,504,701
Costs and expenses:
Cost of sales	789,588	1,163,215	(8,381	)(3)	1,944,422
Selling, general and administrative	151,914	286,999	10,360	(4)	449,273

Total costs and expenses	941,502	1,450,214	1,979		2,393,695

Earnings from operations	101,989	19,377	(10,360)		111,006

Other expenses (income):
Interest expense	24,749	9,965	80,382	(5)	115,096
Other income, net	(6,298)	(3,598)	—		(9,896)

Total other expenses (income)	18,451	6,367	80,382		105,200

Earnings (loss) before income taxes	83,538	13,010	(90,742)		5,806
Income taxes (benefit)	32,256	3,482	(36,297	)(6)	(559)

Net earnings	$51,282	$9,528	$(54,445)		$6,365

Net earnings per common share, basic	$1.07	$0.30			$0.13
Net earnings per common share, diluted	1.07	0.30			0.13
Shares used in computing net earnings per share, basic	47,757	31,446	(31,446)		47,757
Shares used in computing net earnings per share, diluted	47,780	31,580	(31,580)		47,780

(1)	The “Historical Valassis” column represents the consolidated statement of income of Valassis for the fiscal year ended December 31, 2006, as reported in Valassis’ Annual Report on Form 10-K for such period.
(2)	Represents the unaudited consolidated statement of operations of ADVO for the twelve months ended December 31, 2006, which is calculated below.

	ADVO Historical Year Ended September 30, 2006	Subtract: ADVO Three Months Ended December 24, 2005	Add: ADVO Three Months Ended December 30, 2006	ADVO “Adapted” Twelve Months Ended December 31, 2006
	(Dollars in thousands)
Revenues	$1,443,537	$358,225	$384,279	$1,469,591

Costs and expenses:
Cost of products sold	1,141,283	276,348	298,280	1,163,215
Selling, general and administrative	264,361	61,229	83,867	286,999

Total costs and expenses	1,405,644	337,577	382,147	1,450,214

Earnings from operations	37,893	20,648	2,132	19,377

Other expenses (income):
Interest expense	9,455	1,986	2,496	9,965
Other income, net	(3,627)	(866)	(837)	(3,598)

Total other expenses (income)	5,828	1,120	1,659	6,367

Earnings before income taxes	32,065	19,528	473	13,010
Income taxes	11,268	7,557	(229)	3,482

Net earnings	$20,797	$11,971	$702	$9,528

(3)	The pro forma adjustment reflects the elimination of intercompany sales between Valassis and ADVO.
(4)	Represents amortization of $200.0 million of intangible assets with an average life of 20 years and depreciation related to the fair valuation of fixed assets. However these valuations are preliminary and subject to change based upon completion of Valassis’ final valuation analysis.
(5)	The pro forma adjustment reflects amortization of deferred financing fees related to the new issuance of debt in connection with completion of the merger and assumes financing fees will be deferred over the life of the related debt. Valassis used the effective interest rate method to calculate amortization expense. The pro forma adjustment also eliminates the impact of interest expense associated with the ADVO debt.

Year Ended December 31, 2006
(Dollars in thousands)
Amortization of deferred financing fees	$2,610
Interest expense related to new borrowings	87,737
Elimination of interest expense from ADVO debt	(9,965)

Pro forma adjustment to interest expense	$80,382

(6)	The pro forma adjustment to income tax was calculated by applying the statutory tax rate to the overall impact of pro forma adjustments.

VALASSIS COMMUNICATIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2006

	Historical		Merger Adjustments		Valassis Pro Forma
	Valassis	ADVO
	(Dollars in thousands)
Assets
Current assets:
Cash and cash equivalents	$52,619	$24,790	$10,570	(a)	$87,979
Auction-rate securities	102,533	—	(102,533	)(b)	—
Accounts receivable, net	339,079	222,554	1,029	(c)	562,662
Inventories	25,834	5,231	—		31,065
Prepaid expenses and other	16,681	10,884	(585	)(d)	26,980
Refundable income taxes	3,957	—	—		3,957
Deferred income taxes	1,789	16,683	4,425	(e)	22,897

Total current assets	542,492	280,142	(87,094)		735,540
Property, plant and equipment, net	109,386	194,404	40,437	(f)	344,227
Goodwill	121,088	22,835	661,414	(g)	805,337
Other intangibles	12,321	—	316,000	(g)	328,321
Investments	4,899	—	—		4,899
Other assets	11,240	20,753	17,642	(d)	49,635

Total assets	$801,426	$518,134	$948,399		$2,267,959

	Historical		Merger Adjustments		Valassis Pro Forma
	Valassis	ADVO
	(Dollars in thousands)
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion, long-term debt	$—	$2,500	$(2,500	)(h)	$—
Accounts payable	268,834	55,626	—		324,460
Federal and state taxes payable	—	9,496	1,369	(e)	10,865
Accrued expenses	44,128	59,417	18,735	(i)	122,280
Progress billings	49,258	14,450	—		63,708

Total current liabilities	362,220	141,489	17,604		521,313
Long-term debt	259,931	124,103	1,005,897	(h)	1,389,931
Other non-current liabilities	8,195	30,359	—		38,554
Deferred income taxes	3,506	13,917	133,164	(e)	150,587
Stockholders’ equity	167,574	208,266	(208,266	)(j)	167,574

Total liabilities and stockholders’ equity	$801,426	$518,134	$948,399		$2,267,959

(a)	The pro forma adjustment gives effect to cash sources and uses associated with the ADVO acquisition and the proceeds of the offering of the notes and Valassis’ new senior secured credit facility and repayment of ADVO’s debt.

Sources:
Proceeds from liquidation of auction rate securities	$102,533
Proceeds from credit facilities borrowings	590,000
Proceeds from issuance of senior notes	540,000

Total cash sources	$1,232,533

Uses:
Cash outlay for repayment of ADVO revolving credit facility	2,500
Cash outlay for repayment of ADVO long-term debt, net of $0.9 million fair value hedge	124,103
Cash outlay for purchase of ADVO common shares	1,060,700
Cash outlay for fees associated with the issuance of new indebtedness	19,212
Transaction-related expenses	15,448

Total cash uses	$1,221,963

Pro forma adjustment to cash	$10,570

(b)	Valassis’ auction-rate securities of $102,533 will be liquidated to partially finance the purchase of ADVO.
(c)	Pro forma adjustment to record receivable related to a preacquisition contingency.
(d)	Represents the write-off of deferred financing fees of $1,155 related to ADVO’s debt and ADVO equity investment of $1,000, offset by the deferred financing fees related to Valassis’ new debt of $19,212.
(e)	Pro forma adjustment to record the tax impact of the purchase accounting entries.
(f)	Represents the increase of the book value of property plant and equipment to fair market value.

(g)	For purposes of this pro forma condensed combined financial information, adjustments have been made to the assets and liabilities reflected on ADVO’s balance sheet to adjust to estimated fair value and record other purchase accounting adjustments. Valassis believes its estimations and underlying assumptions of the initial purchase price allocations and fair values of ADVO’s assets and liabilities provide its current best estimate and are based upon the information available to us at this time. However, these valuations are preliminary and subject to change based upon completion of a final valuation analysis. Additionally, the final purchase price is subject to adjustments. Accordingly, the final amounts may differ from the amounts shown below:

Cash paid to ADVO	1,060,700
Debt assumed	126,603
Transaction-related expenses	15,448

Total purchase price	1,202,751
Book value of ADVO stock holders equity	208,266

Purchase price in excess of book value	994,485
Allocation of purchase price in excess of book value to ADVO’s identifiable assets and liabilities:
Fair value of receivable related to preacquisition event	1,029
ADVO property fair market value adjustment	40,437
Fair value of ADVO identifiable intangible assets	316,000
Fair value adjustment to ADVO goodwill	(22,835)
Fair value of ADVO debt assumed	126,603
Accrued expenses for severance and bonuses	(18,735)
Write-off ADVO deferred financing fees	(1,155)
Taxes payable	(1,369)
Write-off of equity investment	(1,000)
Deferred tax asset, current	4,425
Deferred tax liability, long term	(133,164)

Total allocations	310,236

Goodwill	684,249
Less ADVO goodwill	(22,835)

Pro forma adjustment to goodwill	661,414

Pro forma adjustment to intangible assets, net	316,000

(h)	The pro forma adjustment reflects the borrowings under the term loan B and issuance of the senior notes offset by the extinguishment of ADVO debt and the repayment of the revolving credit facility as set forth:

Term loan B	$590,000
Senior notes	540,000

1,130,000
Less: extinguishment of ADVO long term debt	(124,103)

Pro forma adjustment to long term debt	$1,005,897

Repayment of ADVO revolving credit facility	$(2,500)

(i)	Accrued expenses for severance and bonus payments that were or will be paid after the transaction closed.
(j)	The pro forma adjustment eliminates ADVO’s equity upon Valassis purchase of ADVO common equity shares.